                                                                      EXHIBIT 11

VARCO INTERNATIONAL, INC.
Statement Re Computation of Per Share Earnings

                                                                                                                Three Months Ended
                                                                                                                     March 31 2000
                                                                                                     -----------------------------
A.   CALCULATION OF ADJUSTED EARNINGS

     Net Income After Tax                                                                                             $ 6,003,000

                                                                       Total Number   Average Number   Stock Option    Shares Used
                                                        Number of   of Shares after        of Shares     Equivalent   To Calculate
                                                             Days          Weighing      Outstanding         Shares    Diluted EPS
                                                    -------------------------------------------------------------------------------
B.   CALCULATION OF AVERAGE SHARES OUTSTANDING

     Common Stock Outstanding from time-to-time during:

     Three Months Ended March 31, 2000                         91     5,950,046,965       65,385,131        821,371    66,206,502


C.   CALCULATION OF EARNINGS PER SHARE

     Income Per Share =   Net Income After Tax
                          -----------------------------
                          Total Shares Outstanding

     Basic Income Per Share

     Three Months Ended March 31,2000       6,003,000   =             $0.09
                                        -------------
                                           65,385,131

     Diluted Income Per Share =

     Three Months Ended March 31, 2000      6,003,000   =             $0.09
                                        -------------
                                           66,206,502

                                                                      EXHIBIT 11

VARCO INTERNATIONAL, INC.
Statement Re Computation of Per Share Earnings

                                                                                                                Three Months Ended
                                                                                                                     March 31 1999
                                                                                                     -----------------------------
A.   CALCULATION OF ADJUSTED EARNINGS

     Net Income After Tax                                                                                           $11,734,000

                                                                       Total Number   Average Number   Stock Option      Shares Used
                                                        Number of   of Shares after        of Shares     Equivalent     To Calculate
                                                             Days          Weighing      Outstanding         Shares      Diluted EPS
                                                    --------------------------------------------------------------------------------

B.   CALCULATION OF AVERAGE SHARES OUTSTANDING

     Common Stock Outstanding from time-to-time during:

     Three Months Ended March 31, 1999                         90     5,826,222,344       64,735,804        744,500       65,480,304



C.   CALCULATION OF EARNINGS PER SHARE

     Income Per Share =  Net Income After Tax
                         --------------------------
                         Total Shares Outstanding

     Basic Income Per Share

     Three Months Ended March 31,1999       11,734,000   =         $0.18
                                         -------------
                                            64,735,804

     Diluted Income Per Share =

     Three Months Ended March 31, 1999      11,734,000   =         $0.18
                                         -------------
                                            65,480,304